Bonds.com Group, Inc. 8-K

Exhibit 10.2

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”), effective as of March 19, 2010, is made by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”), with its principal office at 1515 Federal Highway, Suite 212, Boca Raton, Florida 33432, and William M. Bass, an individual (the “Optionee”), residing at 7813 Pinecrest Court, Fairview, TN  37062.

WHEREAS, pursuant to the terms of a Settlement Agreement and Release (the “Settlement Agreement”) dated March 19, 2010 by and between the Company and the Optionee, the Company is required to grant to the Optionee a stock option to purchase 1,500,000 shares of the common stock, $.0001 par value per share, of the Company (the “Common Stock”) at an exercise price of $0.375 per share, and on the other terms and conditions set forth herein. Such grant is to be dated the same date as the “Settlement Agreement.”

NOW, THEREFORE, in consideration of the covenants and promises hereinafter contained and contained in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee represent, covenant and agree as follows:

1.           Grant of Option.  Effective on the date of this Agreement (the “Date of Grant”), the Company hereby grants to Optionee a stock option (the “Option”) to purchase 1,500,000 shares of Common Stock (collectively, the “Shares”) at an exercise price of $0.375 per Share (the “Exercise Price”) subject to the terms, definitions and provisions of this Agreement.

2.           Designation of Option.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and is a nonqualified stock option subject to Section 83 of the Code and Treasury Regulation Section 1.83-7 promulgated thereunder (a “Nonqualified Stock Option”).

3.           Exercise/Vesting of Option.

(a)           Vesting; Expiration. The Option shall be fully vested and exercisable on the Date of Grant. Notwithstanding anything to the contrary herein, the Option shall automatically expire and shall no longer be exercisable effective on the earlier of (the “Expiration Date”) (i) 5:00 P.M., New York time, on January 31, 2017, or (ii) the Optionee’s breach of either Section 4 or Section 5 of the Settlement Agreement. The Option may be exercised before the Expiration Date only in accordance with the terms hereof. The Option shall not be exercised for a fraction of a share.

(b)           Method of Exercise.

(i)           The Option shall be exercisable by execution and delivery of an Exercise Notice in the form attached hereto as Exhibit A (the “Exercise Notice”) or any other form of written notice approved for such purpose by the Company which shall state the Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such Shares as may be reasonably required by the Company pursuant to the provisions of this Agreement or required by Applicable Law (as defined below).  The Exercise Notice shall be signed by the Optionee and shall be delivered to the Company to the attention of the Chief Financial Officer.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Shares being purchased or a statement indicating that the Optionee is making a Net Issuance Election pursuant to Section 7 below.  The Option shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice accompanied by the aggregate Exercise Price or statement of Net Issuance Election (as applicable).

(ii)           As a condition to the exercise of the Option and as further set forth in Section 10 below, the Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by direct payment to the Company or otherwise.

(iii)           As a condition to the exercise of the Option, the Company may require the Optionee to make such representations and warranties to the Company as may be required by any Applicable Law.  For the purposes hereof, the term “Applicable Law” means the legal requirements relating to the administration of share options and grants, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations as such laws, rules, regulations and requirements shall be in place from time to time.

(iv)           If, at the time of any valid exercise of the Option, the Company has an effective registration statement on Form S-3 pursuant to which the Shares may be offered and sold, then the Company shall use its reasonable efforts to offer and sell the Shares pursuant to such registration statement and, if the Shares are offered and sold pursuant to such registration statement, they shall be issued free of any restrictive legends and shall be freely tradeable at the time of issuance (unless the Optionee is an affiliate of the Company).

(v)           If, at any time, there is not an effective registration statement covering the resale of the Shares, and Company shall prepare and file with the Securities and Exchange Commission a new registration statement relating to the resale of shares of the Company’s common stock by stockholders other than the Optionee, then the Company shall send the Optionee a written notice of such registration.  If, within ten (10) Business Days after receipt of such notice by the Optionee, the Company receives a written request from the Optionee that the Company include all or a portion of the Shares in such registration, the Company shall use its reasonable efforts to include all or such portion of the Shares in such registration.  Such registration shall be at no cost to the Optionee (other than the Optionee’s pro rata share of underwriting discounts, fees and commissions).  Notwithstanding the foregoing, if a registration for selling stockholders involves an underwritten offering, and the lead managing underwriter shall advise the Company or the selling stockholders that the amount of securities to be included in the offering exceeds the amount which can be sold in the offering, the number of Shares included in the registration shall be eliminated or reduced as required by the managing underwriter.  Notwithstanding anything contained herein to the contrary, the Shares shall cease to be eligible for registration when (A) they have been disposed of by the Optionee or (B) they may be freely sold pursuant to Rule 144 under the Securities Act of 1933, as amended.  If the Shares are registered for resale in such a registration statement, they shall be issued free of any restrictive legends and freely tradeable at the time of issuance  (unless the Optionee is an affiliate of the Company).

(c)           No Shareholder Rights.  No rights or privileges of a shareholder in the Company are conferred by reason of the granting of the Option. The Optionee will not become a shareholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Shares issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

4.           Method of Payment.  Payment of the Exercise Price shall be by cash, personal check or bank cashiers check, or Net Issuance Election.

5.           Non-Transferability of Option.  The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.           Tax Consequences; Acceptance of Agreement; Other Options.  The Optionee acknowledges that the Option shall be treated as a Nonqualified Stock Option and has consulted his own tax and legal advisors and is not relying on any representation or other information provided by the Company or any of its representatives with respect to the tax treatment of the Option.  The Optionee represents that he is familiar with the terms and provisions of this Agreement (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts the Option and agrees to be bound by its contractual terms as set forth herein. The Optionee further represents and warrants that, except for the Option set forth herein and the vested options under the “Original Option Agreement” (as set forth in the Settlement Agreement), he currently holds no other stock options in the Company. Nothing herein shall modify any of the terms and conditions of the vested options under such Original Option Agreement (including, without limitation, the exercise price thereof), which shall continue to be governed by such Original Option Agreement.

7.           Net Issuance Election. In lieu of paying the Exercise Price in cash, the Optionee may elect, and the Company must accept, to satisfy all or any portion of the Exercise Price by a net exercise pursuant to this Section 7 (such election, the “Net Issuance Election”). To make a Net Issuance Election, the Optionee must deliver a validly executed Exercise Notice with a statement indicating that the Optionee wishes to make a Net Issuance Election and the number of Shares for which such Net Issuance Election is being made.  Thereupon, assuming the other requirements of exercise set forth in Section 3 above are satisfied, the Company shall issue to the Optionee such number of Shares as is computed using the following formula:

X = Y * (A-B)
               A
where

X =           the number of Shares to be issued to the holder pursuant to this Section 7.

Y =           the number of Shares covered by this Option in respect of which the Optionee has made a Net Issue Election pursuant to this Section 7.

A =           the Fair Market Value (as hereinafter defined) of one Share determined at the time the Net Issuance Election is made pursuant to this Section 7 (the “Determination Date”).

B =           the Exercise Price in effect at the time the Net Issuance Election is made pursuant to this Section 7.

For purposes of the above calculation, the “Fair Market Value” of one Share as of the Determination Date shall mean:

(a)           (i) if the Common Stock of the Company is not then traded on a national securities exchange, the average of the arithmetic means of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market for the twenty (20) trading days immediately preceding the Determination Date, or (ii) if the Common Stock is then traded on a national securities exchange, the average of the arithmetic means of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded for the twenty (20) trading days immediately preceding the Determination Date;

(b)           in the event of a Net Issuance Election made in connection with the merger or consolidation of the Company into or with another corporation or other entity, or the sale, transfer or other disposition of all or substantially all of the assets or capital stock of the Company, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such merger, consolidation or sale own less than a majority in voting power of the outstanding capital stock of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such merger, consolidation, sale, transfer or other disposition (any such transaction, a “Change in Control”), the value per share of Common Stock received or receivable by each holder thereof (assuming for purposes of this determination, in the case of a sale of assets, the Company is liquidated immediately following such sale and the consideration paid to the Company is immediately distributed to its stockholders); and

(c)           in all other circumstances, the fair market value per share of Common Stock as determined by the Company’s Board of Directors in good faith after taking into consideration all factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

The closing of any Net Issuance Election shall take place at the offices of the Company on the date specified in the Notice of Exercise, which shall not be less than five and not more than 30 days after the delivery of such notice. At such closing, if such Net Issuance Election shall not have been for all Shares underlying the Option, a new Option, registered in the name of the holder, of like tenor to this Option for the number of shares still subject to this Option following such Net Issuance Election shall be delivered by the Company.

8.           Taxes. The Optionee acknowledges that he may incur tax liability by exercising the Option and that the Company may to the extent required under Applicable Law report such exercise to the Internal Revenue Service and other applicable federal and state agencies or foreign government authorities. As a condition of the grant or exercise of the Option, the Optionee (or in the case of the Optionee’s death, the person exercising the Option) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, or exercise of the Option or the issuance of Shares.  The Company shall not be required to issue any Shares under this Agreement until such obligations are satisfied.  The amount of such obligations shall be determined by the Company’s independent accounting firm. Such opinion shall be deemed acceptable by the Company and the Optionee.

9.           Adjustments Upon Changes in Capitalization; Anti-Dilution.

(a)           Subject to any action required under any Applicable Law by the shareholders of the Company, the number of Shares covered by the Option, as well as the exercise price per Share of Shares covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a share split, reverse share split, share dividend, combination, or reclassification of the Common Stock.  Such adjustment shall be made by the Company, and its determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to the Option.

(b)           The Optionee will have the same protection against dilution for his options and shares as has been granted or is granted at any time to John Barry, III, or John Barry, IV.  For these purposes “dilution” is any action involving the issuance of shares, options or warrants, or the equivalent, that at the time of issuance reduces the value of existing shares, options or warrants, or the equivalent.  For avoidance of doubt, the following shall not be considered dilution or require protection against dilution: (i) a grant of stock options for compensatory purposes if such grant is approved by the Company’s independent directors, has an exercise price no less than the fair market value of the Company’s common stock on the date of grant and in compliance with applicable law, and (ii) a grant of restricted stock for compensatory purposes if such grant is in lieu of cash compensation, approved by the Company’s independent directors, valued at the fair market value of the Company’s common stock on the date of grant and in compliance with applicable law.  The Optionee’s rights under this Section 9(b) shall terminate on the earlier of (x) the date on which he no longer owns any of the Company’s options or common stock, or (y) January 31, 2017.

(c)           The Company represents and warrants to Optionee that (i) as of September 1, 2009, there were 63,983,590 shares of Common Stock issued and outstanding and rights to purchase 37,740,508 shares of Common Stock, (ii) as of September 1, 2009, John J. Barry, IV owned, directly or indirectly, 20,500,000 shares of Common Stock and rights to acquire 2,500,000 shares of Common Stock, (iii) as of September 1, 2009, John Barry III owned, directly or indirectly, 20,724,388 shares of Common Stock and rights to acquire 0 shares of Common Stock, (iv) as of the date hereof, there are 76,567,487 shares of Common Stock issued and outstanding and rights to purchase 140,304,332 shares of Common Stock, (v) as of the date hereof, John J. Barry, IV owns, directly or indirectly, 20,500,000 shares of Common Stock and rights to acquire 8,500,000 shares of Common Stock, (vi) the rights to purchase 6,000,000 additional shares of Common Stock owned by John J. Barry, IV as of the date hereof as compared to September 1, 2009 were issued to him for compensatory purposes, approved by a majority of the independent directors on the Company’s Board of Directors and have an exercise price which is at least equal to the fair market value of the Common Stock on the date of grant, and (vii) as of the date hereof, John Barry III owns, directly or indirectly, 20,724,388 shares of Common Stock and rights to acquire 0 shares of Common Stock.

10.           Amendment of Option Shares.  In addition to any changes or adjustments that may be made pursuant to Section 9 above, the Company’s Board of Directors shall have the authority to make the following determinations with respect to, and amendments to, the Option without the consent of Optionee:  (a) waiver of any restriction applicable to the Option or the Shares; (b) settlement in cash of the Option; and (c) any other amendment or adjustment that does not materially and adversely affect the Optionee’s rights hereunder. In addition, in the event the Option is not exercised in connection with a Change in Control, the Company’s Board of Directors shall have the right in its discretion to cancel the Option and make a cash payment to the Optionee (less required withholdings) equal to the product of the number of Shares then subject to the Option multiplied by the amount, if any, by which (x) the Fair Market Value of one Share determined in accordance with Section 7(b) above, exceeds (y) the Exercise Price then in effect.

11.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under the Applicable Laws, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by overnight or international courier, telegram or fax or two (2) days after being deposited in the U.S. mail, as certified or registered mail or air mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth in the first paragraph of this Agreement or as subsequently modified by written notice.

(f)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)           Successors and Assigns. Subject to Section 5 above, the rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[Signature Page Follows]

SIGNATURE PAGE TO

STOCK OPTION AGREEMENT

The parties have executed this Agreement to be effective as of the date first set forth above.

THE COMPANY: Bonds.com Group, Inc., a Delaware corporation

By:	/s/ Michael Sanderson
Name:	Michael Sanderson
Title:	Chief Executive Officer

OPTIONEE:

/s/ William Bass
William M. Bass

EXHIBIT A

EXERCISE NOTICE

1.           Exercise of Option.  Subject to the terms and conditions hereof and the Stock Option Agreement dated December ___, 2009 by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”), and William M. Bass (the “Option Agreement”), the “Purchaser” set forth on the signature page hereto (the “Purchaser”) hereby elects to exercise his option to purchase _______________ shares of Common Stock (the “Shares”) of the Company under and pursuant to the Option Agreement. The purchase price for the Shares shall be $0.375 per Share for a total purchase price of $ __________.  The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.           Time and Place of Exercise. The purchase and sale of the Shares under this Exercise Notice shall occur at the principal office of the Company simultaneously with the execution and delivery of this Exercise Notice in accordance with the provisions of Section 3 of the Option Agreement.  On such date or as soon as reasonably practicable, the Company will deliver to Purchaser, or Purchaser’s agent, a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by a method listed in Section 4 of the Option Agreement.

3.           Investment and Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)           Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable provision of state law.

(b)           Subject to Section 3(b)(iv) and (v) of the Option Agreement, Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)           Subject to Section 3(b)(iv) and (v) of the Option Agreement, Purchaser further acknowledges and understands that the Shares may only be resold in compliance with state and federal securities laws, including pursuant to Rule 144 promulgated under the Securities Act which provides, among other things, for the resale of securities by non-affiliates.

(d)           Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the exercise, purchase and/or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice. Neither the Company nor any of its employees or agents have made any warranty or representation to the Purchaser with respect to the tax consequences of the undersigned’s purchase of shares under the Agreement

4.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  Subject to Section 3(b)(iv) and (v) of the Option Agreement, the certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b)           Removal of Legend. Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4(a) above): (i) if such Securities are and will be eligible for sale under Rule 144, or (ii) such legend is otherwise not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company agrees that at such time as such legend is no longer required under this Section 4(d), it will, no later than three trading days following the delivery by Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares, as applicable, issued with a restrictive legend (such third trading day, the “Legend Removal Date”) deliver or cause to be delivered to the Purchaser a certificate representing the Shares free from all restrictive and other legends.

5.           Taxation.  The Purchaser acknowledges that he may incur tax liability by exercising the Option and that the Company may to the extent required under Applicable Law report such exercise to the Internal Revenue Service and other applicable federal and state agencies or foreign government authorities. As a condition to exercising the Option, the Purchaser (or in the case of the Purchaser’s death, the person exercising the Option) shall make such arrangements as the Company may reasonably require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of such Option or the issuance of Shares.

6.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement and the Option Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered in accordance with the notice provisions of the Option Agreement.

(f)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

SIGNATURE PAGE TO

EXERCISE NOTICE

The parties have executed this Exercise Notice as of the date first set forth above.

THE COMPANY: Bonds.com Group, Inc., a Delaware corporation

By:
(Signature)
Name:
Title:

PURCHASER:

William M. Bass

I, ______________________, spouse of William M. Bass, have read and hereby approve the foregoing Agreement.  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

[Spouse of William M. Bass] (if applicable)